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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of The Charles Schwab Corporation of our report dated January 20, 1999 relating to the financial statements of U.S. Trust Corporation, which appears in the U.S. Trust Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the financial statements of U.S. Trust Corporation, which appears in the U.S. Trust Corporation's Current Report on Form 8-K dated February 22, 2000, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in this Amendment No. 3 to the Registration Statement on Form S-4.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, New York
April 28, 2000